Exhibit 99.16

CONSENT OF PERSON NAMED

TO BECOME A DIRECTOR

In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in the Registration Statement on Form S-4 of Macrovision Solutions Corporation (File No. 333-148825) as a person who will become a director of Macrovision Solutions Corporation upon consummation of the transactions contemplated in such Registration Statement.

/s/ James P. O’Shaughnessy
Name: James P. O’Shaughnessy

March 22, 2008